UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2013

China Tianfeihong Wine,  Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-54843	98-0360626
(Commission File Number)	(IRS Employer Identification No.)

1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District
Putian City, Fujian Province, China
(Address of Principal Executive Offices)

(86) 0594-6258386
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 4.01	Change in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06	Change in Shell Company Status

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from the views expressed in these statements. Forward-looking statements are sometimes identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements include, among other things, statements relating to:

●	our ability to increase our sales and revenue;

●	our ability to contain sourcing and labor costs;

●	our ability to attract and retain key technology and management personnel;

●	our ability to improve our existing technology and remain competitive in the electronics industry;

●	our ability to obtain additional capital in future years to fund our planned expansion; and

●	economic, political, regulatory, legal and foreign exchange risks associated with our operations.

USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

●	"we," "us," "our company," "our" and “Company” refer to the combined business of China Tianfeihong Wine Inc., and its consolidated subsidiaries and its consolidated affiliate, as the case may be;

●	"Fanwei Hengchang" refers to Fanwei Hengchang Co, Ltd (BVI), our direct, wholly-owned subsidiary, a BVI corporation;

●	"Changshi Tongrong" refers to Changshi Tongrong Limited(Hong Kong), our indirect, wholly-owned subsidiary, a Hong Kong corporation;

●	"Changshitong Consulting " refers to Changshitong Information Consulting (Shenzhen) Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

●	“Fujian Tianfeihong” refers to Fujian Tianfeihong Wine Co., Ltd, our indirect, consolidated affiliate, a Chinese corporation;

●	"SEC" refers to the United States Securities and Exchange Commission;

●	"China," "Chinese" and "PRC," refer to the People's Republic of China, excluding Hong Kong, Macao and Taiwan;

●	"Renminbi" and "RMB" and “Yuan” refer to the legal currency of China;

●	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;

●	"Securities Act" refers to the United States Securities Act of 1933, as amended; and

●	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain Renminbi amounts into U.S. dollars at specified rates. No representation is made that the Renminbi or U.S. dollar amounts referred to in this report could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Fujian Tianfeihong fluctuating exchange rates.

In this report we refer to information and statistics regarding our industry and the overall economy in China that we obtained from various government and institute research publications. Much of this information is publicly available and has not been specifically prepared for our use or incorporation in this current report on Form 8-K. We have no reason to believe that the information and statistics that we refer to from such reports is not accurate.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 26, 2013, Zenitech Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Hong Yang (the “Seller”) and Zhiliang Fang (the “Buyer” or “Purchaser”). The closing of the transactions (the “Closing”) contemplated by the Agreement occurred on June 28, 2013.

Pursuant to the Agreement, the Seller sold to the Buyer, and the Buyer purchased from the Seller, 11,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, constituting approximately 79.97% of the issued and outstanding Common Stock, for an aggregate purchase price of $113,560.

On December 30, 2013,we entered into and closed an exchange agreement with Fanwei Hengchang Co, Ltd (BVI), or “Fanwei Hengchang”, all of the shareholders of Fanwei Hengchang (the “Fanwei Hengchang Shareholders”), and Zhiliang Fang, the majority shareholder of the Company (the "Exchange Agreement"), pursuant to which we acquired all of the outstanding shares of Fanwei Hengchang (the “Fanwei Hengchang Shares”) from the Fanwei Hengchang Shareholders in exchange for an issuance  of 32,000,000 shares of our common stock  (the “Share Exchange”), representing approximately 93.03% of our outstanding shares of common stock (the “Fanwei Hengchang Acquisition”).   We currently have 34,396,680 shares of common stock issued and outstanding.

Pursuant to the Share Exchange Agreement, the Company acquired Fanwei Hengchang and its indirect, controlled affiliate Fujian Tianfeihong, a company that is primarily engaged in distributing all kinds of fruit wine including green plum wine, loquat wine, olive wine, pomegranate wine, etc. On December 30, 2013, pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the outstanding equity securities of Fanwei Hengchang (the “Fanwei Hengchang  Shares”) from Fanwei Hengchang Shareholders, and Fanwei Hengchang Shareholders transferred and contributed all of its Fanwei Hengchang Shares to the Company.   In addition, we changed our name to China Tianfeihong Wine Inc. on July 8, 2013 and effectuated a 1 for 6 reverse stock split of our shares of common stock to modify the Company’s capital structure to put in place an appropriate capital structure for the Company following the closing of the Share Exchange.  The securities issued by us were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering.

The foregoing description of the terms of the Stock Purchase Agreement and Exchange Agreement does not describe all of the terms and provisions thereof and is qualified in its entirety by reference to the provisions of those documents filed as Exhibits 2.1 and 2.2, to this report, which are incorporated by reference herein.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 2013(the "Closing Date"), we completed the Fanwei Hengchang Acquisition pursuant to the Share Exchange Agreement.  Based on the negotiation between the parties, both parties agreed that after the transaction, our former shareholders (other than Zhiliang Fang) shall own 6.97% while the Fanwei Hengchang Shareholders (including Mr. Zhiliang Fang) shall own 93.03% of the capital stock of the Company. Therefore, we issued a total of 32,000,000 shares of our common stock to the Fanwei Hengchang Shareholders for all the shares they held in Fanwei Hengchang. Our board of directors approved the Exchange Agreement on the Closing Date.  The Fanwei Hengchang Acquisition was accounted for as a "reverse acquisition" effected as a recapitalization effected by a share exchange, wherein Fanwei Hengchang is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the Fanwei Hengchang  Acquisition, our consolidated subsidiaries include  Fanwei Hengchang Co, Ltd (BVI) or “Fanwei Hengchang”, our wholly-owned subsidiary which is incorporated under the laws of the British Virgin Islands, Changshi Tongrong Limited (Hong Kong) or “Changshi Tongrong”, a wholly-owned subsidiary of Fanwei Hengchang  which is incorporated under the laws of Hong Kong, Changshitong Information Consulting(Shenzhen) Co., Ltd or “ Changshitong Consulting”, a wholly-owned subsidiary of Changshi Tongrong which is incorporated under the laws of the PRC, and Fujian Tianfeihong Wine Co., Ltd or “Fujian Tianfeihong”, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by  Changshitong Consulting through a series of captive agreements, discussed below.

On November 26, 2013, prior to the reverse acquisition transaction, Changshitong Consulting,  Fujian Tianfeihong and Fujian Tianfeihong’s shareholders Jinxiang Fang and Zhiliang Fang, owning 31% and 69% of the shares of Fujian Tianfeihong respectively, entered into a series of agreements, including an Exclusive Technical Service and Business Consulting Agreement, a Call Option Agreement, Proxy Agreement and Share Pledge Agreement, collectively referred to in this report as variable interest agreements, or “VIE Agreements,” pursuant to which Fujian Tianfeihong became Changshitong Consulting’s contractually controlled affiliate. As a result of the VIE Agreements described above, we have consolidated Fujian Tianfeihong’s historical financial results in our financial statements as a variable interest entity pursuant to Accounting Principles Generally Accepted in the United States of America following the date of the agreements and combined such results prior to the date of the agreements. The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing descriptions of the VIE Agreements and the transactions contemplated thereby, are subject to the more detailed provisions set forth in the VIE Agreements, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and which are incorporated herein by reference. Please also see “Related Party Transactions” and “Form 10 Disclosure” for further information on our contractual arrangements with these parties.

We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of  Changshitong Consulting and its operating subsidiaries in Item 5.06 below, which is incorporated herein by reference.

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

On October 23, 2013, the Board of Directors of China Tianfeihong Wine, Inc. (the “Company”) approved the dismissal of Malone Bailey LLP (“Malone Bailey”) as our independent certified public accounting firm.

Our financial statements for the years ended December 31, 2010, 2011 and 2012 were audited by Malone Bailey. Malone Bailey’s  reports on our  financial statements for the three  most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended December 31, 2010, 2011,2012 and the interim period ended June  30, 2013 and through the date of discontinuance of Malone Bailey’s engagement as the Company’s independent accountant, there were no disagreements with Malone Bailey on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone Bailey, would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

On March 21, 2014, the Company provided Malone Bailey with a copy of this amendment No. 1 to Form 8-K prior to its filing with the SEC and requested it to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. We have received the requested letter from Malone Bailey and a copy of such letter is filed as Exhibit 16.1 to the Form 8-KA filed with the Commission on March 24, 2014.

Engagement of New Independent Registered Public Accounting Firm

On October 23, 2013, our Board of Directors appointed KCCW Accountancy Corp. (KCCW) as our new independent certified public accounting firm. KCCW is located at 22632 Golden Springs Drive, Suite 230, Diamond Bar, CA 9176, USA.

During the period the Company engaged Malone Bailey as well as through the date KCCW was engaged, neither the Company nor anyone on the Company's behalf consulted with KCCW regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event set forth in item 304(a)(2) of Regulation S-K.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Prior to the Closing, the Seller owned 12,200,000, or approximately 84.84%, of the issued and outstanding shares of Common Stock. Ms. Hong Yang served as the Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), and  Ms. Mo You Yu served as Director of the Company.  In connection with the Closing, Ms. Hong Yang resigned from the executive officer positions she held with the Company and Ms. Mo You Yu resigned from the director position she held with the Company on June 28, 2013. The Company appointed Zhiliang Fang as Chief Executive Officer effective as of the Closing, and Chairman of the Company effective from August 12, 2013.

Upon the Closing, the Buyer owned 79.97% of the issued and outstanding Common Stock.  In addition, as of the Closing, Ruitao Jiang and ZhuJun Chen have been appointed as the Directors of the Company effective from August 12, 2013. As of the Closing, Lirong Zheng has been appointed as the Chief Financial Officer of the Company effective immediately.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of immediately following the Closing on June 28, 2013, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.

Name of Buyer	Number of Shares (1)	Percentage of Class (2)

Zhiliang Fang* No.55, Dingwaikeng, Duli Village, Changtai Town, Chengxiang District, Putian City, Fujian Province	11,500,000	79.97%

Ruitao Jiang* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	0	N/A

Zhujun Chen* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	0	N/A

Lirong Zheng* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	0	N/A

All Directors and Officers as a group 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	11,500,000	79.97%

* Director and/ or executive officer.

On July 8, 2013, our board of directors approved by the unanimous written consent in lieu of a meeting of our Board of Directors and the written consent of Zhiliang Fang, the owner of 11,500,000 shares of our common stock, or approximately 79.97% of our outstanding shares of common stock executed, to effect a one (1) new for six (6) old reverse stock split of our issued. After the reverse split, Mr. Zhiliang Fang held 1,916,666 shares of stock.

On December 30, 2013, we issued a total of 32,000,000 shares of common stock to the former Fanwei Hengchang Shareholders in exchange for all the capital stock the former Fanwei Hengchang Shareholders held in Fanwei Hengchang in connection with the Fanwei Hengchang Acquisition.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of immediately following the issuance of shares to Fanwei Hengchang shareholders on December 30, 2013, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.

Name of Buyer	Number of Shares (1)	Percentage of Class (2)

Zhiliang Fang* No.55, Dingwaikeng, Duli Village, Changtai Town, Chengxiang District, Putian City, Fujian Province	3,840,000	12%

Ruitao Jiang* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	1,568,000	4.9%

Zhujun Chen* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	1,568,000	4.9%

Lirong Zheng* 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	0	N/A

All Directors and Officers as a group 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China	6,976,000	21.8%

(1) Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)  Based on 14,380,266 shares of Common Stock issued and outstanding as of the Closing.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Prior to the date of the Closing, our Board of Directors consisted of Ms. Hong Yang and Ms. Mo You Yu. Ms. Hong Yang and Ms. Mo You Yu have submitted letters of resignation on June 28, 2013 and Zhiliang Fang, Ruitao Jiang and ZhuJun Chen have been appointed to our Board of Directors. The appointment of Zhiliang Fang (Chairman), Ruitao Jiang and ZhuJun Chen and the resignation of Ms. Hong Yang and Ms. Mo You Yu is effective on August 12, 2013.  In addition, effective on the date of the Closing, Ms. Hong Yang resigned from her officer position with the Company and we appointed Zhiliang Fang as our Chief Executive Officer, appointed Lirong Zheng as our Chief Financial Officer and Secretary. Management stays the same post reverse acquisition transaction.

The following description sets forth the name, age, and position of our officers and directors. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Mr. Zhiliang Fang, age 55, serves as our Chief Executive Officer and Chairman of the Board. Mr. Fang worked in the business department of Food Bureau in Putian City, Fujian Province from 1982 to 1992. He served as the deputy general manager and sales manager of Fujian Putian Liyuan Machinery Co., Ltd from 1992 to 1995 and manager of Putian Qiusi Fruit Plant from 1995 to 1997. Mr. Fang served as the manager of Changtai Tianbian Fruit Plant in Chengxiang District of Putian City from 1997 to 2005 and vice-president of Putian Loquat Wine Industry Co., Ltd. from 2005 to 2009. Mr. Fang served as the Chairman and Chief Executive Officer of Fujian Tianfeihong Wine Co., Ltd. since 2009 until present. Mr. Fang received associate degree from Fujian Guobo TV University in 1988.

Mr. Ruitao Jiang, age 42, serves as our director. Mr. Jiang served as executive of Xiamen Meilihua Grand Hotel from 1994 to 1996 and served as manager in Fujian branch office of Guizhou Cantonese Cuisine Group from 1997 to 1999. Mr. Jiang served as general manager in Southwest region of Yunnan Branch Office of Fuzhou Shenshi Company from 2000 to 2008 and general manager of Hong Kong Shennuoqi Investment Company from 2009 to 2011. Mr. Jiang served as director of Fujian Tianfeihong Wine Co., Ltd. since 2012 until now. Mr. Jiang received bachelor degree in accounting and finance from accounting school of Fujian Province in 1993.

Mr. Zhujun Chen, age 35, serves as our director. Mr Chen served as executive in Henan Huike Electronics Ltd. from 2001 to 2005 and served as partner of Zhengzhou Zhongcheng Science and Technology Ltd. from 2006 to 2009. Mr. Chen served as director and assistant president of Yongjia Investment Holding (Hong Kong) Ltd. from 2009 to 2011 and served as director of Fujian Tianfeihong Wine Co., Ltd. from 2012 until now. Mr. Chen received degree in computer from Henan College of Information Engineering in 2001.

Ms. Lirong Zheng, age 44, serves as our Chief Financial Officer. Ms. Zheng served as finance Manager of Putian Qiusi Fruit Plant from 1993 to 1997 and finance manager of Changtai Tianbian Fruit Plant in Chengxiang District of Putian City from 1997 to 2005. Ms. Zheng served as accountant of Putian Loquat Wine Industry Co., Ltd. from 2005 to 2009 and served as Chief Financial Officer of Fujian Tianfeihong Wine Co., Ltd. since 2009 until now. Ms. Zheng received bachelor degree in accounting from Putian College in 1993.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On  December 30, 2013, the Board of Directors of the Company approved changing the fiscal year-end of the Company from December 31 to August 31 as a result of the Fanwei Hengchang Acquisition.

On August 1, 2013, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Office of the Secretary of State of Delaware to change its name from “Zenitech Corporation” to “China Tianfeihong Wine Inc.” (the “Name Change”) and to effect a 1 for 6 reverse  split of the Company’s outstanding shares of common stock (the “Reverse Split”). Both the Name Change and the Reverse Split were approved by the Financial Industry Regulatory Authority (“FINRA”). Both Name Change and Reverse Split went effective on August 12, 2013.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On December 30, 2013, the Company acquired Fanwei Hengchang in a reverse acquisition transaction. Prior to the transactions contemplated by the Exchange Agreement, the Company was a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions under the Share Exchange Agreement, the Company is no longer a shell company. The information with respect to the transactions set forth in Item 2.01 is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 8, 2013, the Company received a written consent signed by Zhiliang Fang, the record owner of approximately 79.97% of the outstanding shares of common stock approving the Name Change and the Reverse Split. Upon the effectiveness of the Reverse Split, the Company’s outstanding shares of common stock decreased from 14,380,266 to 2,396,680 shares.

FORM 10  DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10.   Please note that the information provided below relates to the combined enterprises after the acquisition of Fanwei Hengchang except that information relating to periods prior to the date of the reverse acquisition only relate to Fanwei Hengchang and its subsidiaries and controlled consolidated affiliate unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

BUSINESS OVERVIEW

We conduct our operations through our controlled consolidated affiliate Fujian Tianfeihong Wine Co., Ltd (hereinafter referred to as “Fujian Tianfeihong”).  Fujian Tianfeihong, founded in April 24, 2009, is primarily engaged in distributing a variety of fruit wine including among others green plum wine, loquat wine, olive wine, and pomegranate wine to supermarkets and liquor stores.

OUR CORPORATE HISTORY AND BACKGROUND

The Company was incorporated in the state of Delaware on July 28, 2005. The Company was initially created to engage in the development, manufacture, distribution and marketing of environmentally friendly floral sleeves and wrappers for the floriculture industry. Since its inception and until the acquisition of Fanwei Hengchang, the Company was a development stage company without significant assets or any revenue.

On August 1, 2013, the Company filed a certificate of amendment to its articles of incorporation to change its name from “Zenitech Corporation” to “China Tianfeihong Wine Inc. ” (the “Name Change”) and to effect a 1 for 6  reverse stock split (the “Reverse Split”) of its outstanding shares of common stock.  Both the Name Change and the Reverse Split were approved by the FINRA. The Name Change and the Reserve Split went effective on August 12, 2013.  Upon the effectiveness of the Reverse Split, the number of outstanding shares of the Company’s common stock decreases from 14,380,266 to 2,396,680 shares. The number of authorized shares of common stock continues to be 80,000,000 shares.

Acquisition of Fanwei Hengchang

On December 30, 2013, we completed a reverse acquisition transaction through a share exchange with the Fanwei Hengchang Shareholders, whereby we acquired 100% of the outstanding shares of Fanwei Hengchang in exchange for a total of 32,000,000 shares of our common stock, representing 93.03% of our issued and outstanding shares of common stock.  As a result of the reverse acquisition, Fanwei Hengchang became our wholly-owned subsidiary and the former Fanwei Hengchang Shareholders became our controlling stockholders. The share exchange transaction was treated as a reverse acquisition, with Fanwei Hengchang as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Fanwei Hengchang and its consolidated subsidiaries and variable interest entity.

Immediately prior to the Share Exchange, the common stock of Fanwei Hengchang was owned by the following persons in the indicated percentages: FANG Zhiliang(12%); FANG Jinxiang(10%); FANG Lei(4%); FANG Meichun(4%); FANG Meihua(3%); HUANG Jinlan(3%); JI Meiyu(3%); LIN Xiumei(3%); YANG Yuanchun(3%); ZENG Fan(3%); ZENG Zhan(3%); ZENG Yuanyu(2%); ZHENG Mudan(2%); JIANG Ruitao(4.9%); JIANG Ruipeng(4.9%); LAI Weiyi(4.9%); WANG Dunchang(4.9%); JIANG Lihui(4.9%); TENG Li(4.9%);  CHEN Zhujun(4.9%); GUO Xiuli(4.9%); GAO Jian(4.8%); GAO Renlong (1%).

As a result of our acquisition of Fanwei Hengchang, we now own all of the issued and outstanding capital stock of Changshi Tongrong, which in turn owns all of the issued and outstanding capital stock of Changshitong Consulting. In addition, we effectively and substantially control Fujian Tianfeihong through a series of captive agreements with Changshitong Consulting.

Subsequent to the closing of the Share Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Fujian Tianfeihong.  Fujian Tianfeihong is primarily engaged in distributing all kinds of fruit wine including green plum wine, loquat wine, olive wine, pomegranate wine, etc to supermarkets and liquor stores.

The Company is located in 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China.  Our telephone number is (86) 0594-6258386.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On November 26, 2013, prior to the reverse acquisition transaction, Changshitong Consulting and Fujian Tianfeihong and its shareholders Jinxiang Fangand Zhiliang Fang entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Fujian Tianfeihong became Changshitong  Consulting’s contractually controlled affiliate. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Changshitong Consulting and Fujian Tianfeihong pursuant to which Changshitong Consulting is to provide technical support and consulting services to Fujian Tianfeihong in exchange for (i) 95% of the total annual net profit of  Fujian Tianfeihong plus (ii) RMB10,000 per month (U.S.$1,587).

(2)
a Call Option Agreement among Zhiliang Fang and Jinxiang Fang (together referred to as “Fujian Tianfeihong Shareholders”), and Changshitong Consulting under which the  Fujian Tianfeihong  Shareholders have granted to Changshitong Consulting the irrevocable right and option to acquire all of the equity interests in Fujian Tianfeihong to the extent permitted by PRC law. If PRC law limits the percentage of Fujian Tianfeihong that Changshitong Consulting may purchase at any time, then Changshitong Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00 ($0.16) or the minimum price regulated by PRC laws if at that time there is any regulatory PRC laws regulating the minimum price. The Fujian Tianfeihong Shareholders agreed to refrain from taking certain actions which might harm the value of Fujian Tianfeihong or Changshitong Consulting’s option;

(3)
a Proxy Agreement by Zhiliang Fang, Jinxiang Fang, Changshitong Consulting and Fujian Tianfeihong pursuant to which they each authorize Changshitong Consulting to designate someone to exercise all of their shareholder decision rights with respect to Fujian Tianfeihong; and

(4)
a Share Pledge Agreement among Zhiliang Fang and Jinxiang Fang, Fujian Tianfeihong, and Changshitong Consulting under which the Fujian Tianfeihong Shareholders agree to pledge all of their equity in Fujian Tianfeihong to Changshitong Consulting to guarantee Fujian Tianfeihong’s and its shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

After the exchange, our current organizational structure after giving effect to the name change is as follows:

Fanwei Hengchang was established in the British Virgin Islands on May 29, 2013.  The shareholders of Fanfeihengchang before the restructuring are: Zhiliang Fang(12%); Jinxiang Fang(10%); Lei Fang(4%); Meichun Fang(4%); Meihua Fang(3%); Jinlan Huang(3%); Meiyu Ji(3%); Xiumei Lin(3%); Yuanchun Yang(3%); Fan Zeng(3%); Zhan Zeng(3%); Yuanyu Zeng(2%); Mudan Zheng(2%); Ruitao Jiang(4.9%); Ruipeng Jiang(4.9%); Weiyi Lai(4.9%); Dunchang Wang(4.9%); Lihui Jiang(4.9%); Li Teng(4.9%); Zhujun Chen(4.9%); Xiuli Guo(4.9%); Jian Gao(4.8%); Renlong Gao (1%). The shareholder of Fanweihengchang after the restructuring is China Tianfeihong who holds 100% of shares of  Fanweihengchang. Mr. Ruitao Jiang is the sole director of Fanwei Hengchang prior to the restructure.

Changshi Tongrong was established in Hong Kong on August 10, 2012 to serve as an intermediate holding company with an authorized shares of 10,000 at HK$ 1.00 per share. Ms. Qiaoli Zhang was the founding director of Changshi Tongrong and was then subsequently replaced by Er Qi Zhang as the sole director of Changshi Tongrong. The sole shareholder of Changshi Tongrong, Mr. Yisha Yang Gao, transferred his 100% owned equity interest in Changshi Tongrong to Fanwei Hengchang on November 22, 2013.  The sole shareholder of Changshitongrong after the restructuring is Fanweihengchang who holds 100% of shares of Changshitongrong.

Changshitong Consulting was established by Changshi Tongrong as a wholly foreign owned enterprise (the “WFOE”) in the PRC on September 23, 2013.  The shareholder of Changshitong Consulting before the restructuring is Changshitongrong. The shareholder of Changshitong Consulting after the restructuring remains unchanged.

Fujian Tianfeihong, our operating consolidated affiliate, was established in the PRC on April 24, 2009. The local government of the PRC issued a certificate of approval regarding the foreign ownership of Changshitong Consulting by Changshi Tongrong, a Hong Kong entity on September 18, 2013. The shareholders of Fujian Tianfeihong before the restructuring are Zhiliang Fang and Jinxiang Fang who holds 31% and 69% of shares of Fujian Tianfeihong respectively. The shareholders of Fujian Tianfeihong after the restructuring remain the same but the controlling rights and interests transferred to Changshi Tongrong Consulting through VIE agreements.

OVERVIEW

Fujian Tianfeihong Wine Co., Ltd (hereinafter referred to as “Fujian Tianfeihong”), founded in April 24, 2009, is primarily engaged in distributing all kinds of fruit wine including green plum wine, loquat wine, olive wine, pomegranate wine, etc to supermarkets and liquor stores.

The Company is located at 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China.

There are two shareholders in Fujian Tianfeihong: 69% of the shares are owned by Zhiliang Fang, and the remaining 31% of the shares are owned by JinxiangFang. Zhiliang Fang and Jinxiang Fang are husband and wife. Zhiliang Fang is the chief executive officer and chairman of  the Company and Zhujun Chen and Ruitao Jiang is the director of the Company.

Fujian Tianfeihong is primarily engaged in distributing all kinds of fruit wine including green plum wine, loquat wine, olive wine, pomegranate wine, etc. ,from which the main revenue of Fujian Tianfeihong was generated.

Fujian Tianfeihong entered into agreements with eight major wine manufacturers, whereby Fujian Tianfeihong will purchase the products from these manufacturers based on the demand of its customers during the contract period and Fujian Tianfeihong has the contractual obligation to pay the payments for the purchase orders of last quarter in January, April, July and October each year during the contractual period.

Fujian Tianfeihong has 17 major customers as of today; all these customers were large supermarkets and liquor stores with top sales volumes in their region and they are obligated to pay the sales price on the fifth day of each month for the purchase orders they make in the previous month.

As of today, Fujian Tianfeihong has only one company-owned store and in its early development. It is planning to expand its sales distribution network by opening and operating company-owned stores in order to acquire more market share and generate stable sales revenue.

PRODUCTS AND SUPPLIERS

Fujian Tianfeihong entered into agreements with eight major wine manufacturers, whereby Fujian Tianfeihong will purchase the products from these manufacturers based on the demand of its customers during the contract period and Fujian Tianfeihong has the contractual obligation to pay the payments for the wine supplied of last quarter in January, April, July and October each year during the contractual period.

According to the agreements between Fujian Tianfeihong and its supplier manufacturers, during the three-year contractual period, Fujian Tianfeihong will purchase fruit wine produced or distributed by its suppliers and make payments for the goods ordered in the previous quarter in January, April, July and October and the suppliers are obligated to deliver the products within 5 days upon receipt of the order.

Fujian Tianfeihong’s top eight largest suppliers and percentage of supplies offer to Fujian Tianfeihong are listed below:

Suppliers	Region	2013 % of	2012 % of

Anhui Asia-Pacific Pomegranate Wine Co., LTD	Huaiyuan County in Anhui Province	20.71%	18.56%

Fujian Fengda Winery CO.,LTD	Fu’an City in Fujian Province	31.26%	33.27%

Fujian Southland Thorn Wine Co., LTD	Economic Development Zone of She Nationality in Fu’an City	2.03%	1.81%

Fujian Nanhai Foods Co., LTD	Zhangzhou City in Fujian Province	6.43%	6.10%

Fujian Yuanfeng Agricultural Science and Technology Co., LTD	Sanming City in Fujian Province	1.60%	1.21%

Kuangshan Wine Industry Co., LTD of Pucheng County	Pucheng County in Fujian Province	18.26%	17.14%

Zhangzhou Jinshan Wine Industry Co., LTD	Zhangzhou City in Fujian Province	11.41%	12.23%

Zhangzhou Xue Li Xiang Wine Industry Co., LTD	Zhao’an County in Fujian Province	8.31%	9.69%

Total		100%	100%

CUSTOMERS

Fujian Tianfeihong is primarily engaged in distributing all kinds of fruit wine including green plum wine, loquat wine, olive wine, pomegranate wine, etc. to 17 major customers; all these customers were large supermarkets and liquor stores with top sales volumes in their region and they are obligated to pay the sales price on the fifth day of each month for the purchase orders they make in the previous month.

According to the agreements between Fujian Tianfeihong and its customers, Fujian Tianfeihong has the contractual obligation to deliver the goods within three business days and arrange for transportation. The customers will order products from Fujian Tianfeihong, bear the transportation costs and will be entitled to one free unit of corresponding products if the order reaches 15 units of products with a unit price over RMB 400, 10 units of products with a unit price between RMB 200 and RMB 400 and 5 units with a unit price below RMB 200.

Fujian Tianfeihong’s top ten customers are listed below:

Customers	Region	2013 % of	2012 % of

Putian Sugar and Wine Non-Stable Food Company in Fujian Province	Putian City in Fujian Province	7.05%	7.33%

Datang Shop in Putian of Fuzhou Carrefour Commercial Co., LTD	Putian City in Fujian Province	6.53%	9.46%

Putian Domestic High-Quality Goods Trading Co., LTD	Putian City in Fujian Province	7.52%	6.92%

Putian Carrefour Industry Co., LTD	Putian City in Fujian Province	8.94%	6.98%

Putian Tairan Centre Mall Co., LTD	Putian City in Fujian Province	7.07%	6.65%

Putian New Hua Du Wanjiahui Shopping Mall Co., LTD	Putian City in Fujian Province	7.48%	7.05%

Datang Shop of Putian New Huadu Domestic Products Shopping Mall Co., LTD	Putian City in Fujian Province	7.96%	8.00%

Quanzhou Jiatai Chinese and Foreign Famous Wine Co., LTD	Quanzhou City in Fujian Province	6.96%	7.18%

Wenxian East Road Shop of Wal-Mart(Fujian) Stores, Inc.	Putian City in Fujian Province	7.35%	8.20%

Great Empire Leisure Co., LTD of Hanjiang District in Putian City	Putian City in Fujian Province	7.32%	5.42%

Total		74.19%	73.19%

OUR INDUSTRY

In the description below we rely on certain information and statistics regarding our industry and the economy in China from the reports published by National Bureau of Statistics of China.  We have no reason to believe that the information and statistics we cite are not accurate.

Currently, fruit wine accounts for 15-20% of the alcoholic drink worldwide, but only 1% in China. The average yearly consumption of fruit wine per capita China is 0.2-0.3 liter, which is a big difference from the 6 liter of world average, indicating a huge potential in China’s fruit wine market.

According to the public data released by National Bureau Of Statistics in 2012, the total output of China’s liquor making industry in 72, 022,500 kiloliters (including alcoholic drink and fermentation alcohol), 5.67% higher than the total output of 2011; reaching a total industrial production volume of RMB 7,527.02 million, a total industrial sales volume of RMB 7,332.89 million and export volume of RMB 6,200 million, realizing an annual increase of 20.65%, 20.82% and 23.36% respectively. China emerged many fruit wine production bases relying on planting bases, for example, Guangdong province invested and constructed many fruit wine factory using lychee as raw material, Ningbo, Zhejiang Province constructed the production bases of mulberry wine and red bayberry wine, and Putian Fujian constructed fruit wine production bases, etc. In addition, the medlar wine in northwest district and fruit wine in Tianjin have also been going through large scale production and management. Meanwhile, following the growth of people’s living standard and the joint effort from fruit wine producers all around, recent years the development of fruit wine in our country presents a well state. All these show us the fruit wine industry has been in sound development.” Upon the stimulation of the national economic policy, we believe the national consumer demand remains vigorous, the price of major liquor-making raw material remains stable and the supply of the liquor making industry grows rapidly. China has been always the first throughout the world on the yield and area of fruit since the mid-1990s. In 2007, fruit field has reached 104.71 million hectares and 181 million tons, accounting for 19.69% of fruit harvest area of the world. In 2010, there were about 11,543,900 hectares of China orchard area and more than 8 million tons of the annual output of peaches, bananas and grapes. With the increased production, the per capita consumption of fruits also increased. But generally speaking, we believe the growth rate of fruits consumption lagged behind the growth rate of production, which directly resulted in the increase of fruits surplus, hence the raw material for the fruit wine production companies are sufficient and has low price.

In December 2011, National Development and Reform Commission, Ministry of Industry and Information Technology issued the Food Industry “Twelfth Five Year Plan”, which stipulates that by 2015, the liquor-making industry sales revenue will grow to RMB 830 billion at an annual growth rate of over 10%. The annual alcohol product output increase rate will be limited to 5% and the percentage of wine products made from non-grain raw materials(such as grape and other fruits) among the total alcohol product output will be doubled.

In 2012, the China Alcoholic Drinks Industry Association issued Chinese Wine Industry "Twelfth Five-Year" Development Plan, which stipulates that by 2015, the industry will realize total output of 81,200,000 kiloliter (including six sub-industry of alcohol, white spirit, beer, rice wine, grape wine, fruit wine etc), total sales revenue of RMB 830 billion, maintaining an annual average growth rate of 4.6% and 10% respectively and experiencing an increase of 25% and 63% from amount at the end of “Eleventh Five-Year Development Plan”. The output in fruit wine industry in 2015 is expected to reach 500,000 kiloliters and the sales revenue will increase at an annual average rate of 9.3%, gaining a total increase of 56% from the figure at the end of Eleventh Five Year Plan and reaching  22 billion by the end of the Twelfth Five-Year Plan.

Many new technologies are applied in the R&D of fruit wine, such as using ultrasonic wave and infrared ray to accelerate the maturing of fruit wine; using Sugar Palm enzyme to clear the fruit wine; using low temperature fermentation technology to avoid the decrease of vitamin; using “cation exchange” changelogies, agar, and other methods to improve the clarification effect, using spectrophotometry, atomic absorption spectrometry, gas chromatography and other trace measurement techniques and appropriate equipment to detect the physical indicators and other result of fruit wine. With the support of these new technologies, the R&D and manufacturing techniques have reached a higher level and accordingly shortened the R&D time, increased efficiency, lowered cost, improved technology, enhanced product quality, and developed more new species of fruit wine to be distributed into the market.

With the improvement of living standards, people are willing to spend more time focusing on their health and pay more attention to the quality and efficacy of wine when they buy alcoholic products. Therefore, medium or low alcohol wine is more suitable for the demand of Chinese customers and consumption market. The fruit wine of high quality contains low-alcohol concentration as well as abundant mineral element, which is very good for the human body, with the effects of enriching the blood, allaying tiredness and improving digestion. Thus over time, people prefer to buy fruit wine products. The fruit wine, with  lower alcohol, high-nutrient and being beneficial to brain fitness, can promote blood circulation and body metabolism, control cholesterol levels, improve cardiovascular function, diuretic, stimulate liver function and anti-aging. The various advantages and unique functions of fruit wine have drawn the attention from more and more consumers. In 2004, due to the adjustment in domestic alcohol consumption market layout and optimization of the product structure, non-grain wine proportion increased rapidly, among which, grape wine and beer increased 6%-7%, high spirit white liquor decreased 8%-11%, the market share of fruit wine started to pick up.

COMPETITION

Competitive Advantages

Fujian Tianfeihong purchases a variety of different fruit wine from its suppliers and sells them at a reasonable price. Fruit wine is known for its freshness, convenience, healthiness and fruity flavour. This kind of brewing adopts modern techniques, which has short production cycle and all the raw materials are provided locally and forms a model of “company plus production base plus peasant household”, which has steady supply of fruits, good quality and greatly lower cost as compared with traditional liquor. All the aforesaid reasons enable the company to provide low to moderately priced wines thereby meeting the sales demand of the majority of supermarkets and terminal stores of liquor sales companies. Tianfeihong Wine Company adopts purchase channels of directly join hands with the manufactures and directly distributes products to the terminal stores, which changed the traditional condition of multi-layer wholesale and multi-link allocation of profits, which helps to brings continuing interest for the customers.

Fujian Tianfeihong is operated in a manner of distributing the fruit wine purchased from its manufacturer suppliers through advertising and promotion activities. The company distributes products through advertising and promotion activities. Through advertising, the company can propagandize and describe our products, establish product brand and create brand value. Promotion activities make our products approaching into customers, provide awareness and understanding of our products to customers, thereby attracting customers to buy our products, and further realizing low investment, quick return, and sustainable growth in revenue. Tianfeihong Company spent marketing expenses 10.82 million Yuan and obtained revenue 56.23 million Yuan in 2013 calendar year, spent marketing expenses 8.51 million Yuan and obtained revenue 48.48 million Yuan in 2012 calendar year. The marketing expense of 2013 increased 2.3 million Yuan and revenue increased 7.74 million Yuan as compared with last year. The inventory turnover rate was 8.97 and the inventory turnover days were 40.13 in 2013. Tianfeihong Company is able to place unified orders, make unified distribution in accordance with the demand of the customers and has fast inventory turnover speed, as well as expands the recognition of the products by advantage of advertisement to make profit.

Fujian Tianfeihong’s competitive advantage can be attributed to its products which contain less alcohol than white liquors and are cheaper in price than high-grade wine products, resulting in the Company’s popularity among the consumers. Our competition is mainly influenced by the nature of the products themselves. Current market demand for wine is gradually increasing, and the characteristics of wine products using loquat as raw materials meet the needs of the majority of the audience. With the improvement of living standard, customers tend to pay more attention to the character of the wine products when purchasing. The fruit wine product marketed by Tianfeihong Company contains less alcohol and is healthier for the human body. In addition, the company sells fruit wine at a cheaper price, hence, with the advantages of healthiness and benefits, the products is more competitive than white wine.

While selecting its customers, Fujian Tianfeihong chooses the chain supermarkets with good reputation where the local residents make most of their daily purchases, ensuring the Company’s good reputation in the industry.

Competitive Disadvantages

Fujian Tianfeihong is subject to the risk of breach or unilateral termination of the contract by its suppliers due to the fact that it does not manufacture the products as some of its competitors have manufacturing capacity.

Comparing with the competitors who manufacture the products, Fujian Tianfeihong has lower control over the purchase and sales price of the wine products. If the suppliers increase the price during the period when there is usually a price increase such as Middle-Autumn Day and Spring Festival but Fujian Tianfeihong cannot increase sales price correspondingly without decreasing its sales, such price increase will adversely affect the Fujian Tianfeihong’s profit.

OUR GROWTH STRATEGY

The sales in fruit wine market is experiencing fast development at present and the company will seize the opportunity by expanding its sales channel, increasing both the number and scale of the company-owned to acquire more market share, to build a reasonable sales network, to increase its sales and brand recognition and to gain the competitive advantage in the industry.

Fujian Tianfeihong is plan to expand by opening more franchising stores and company owned stores in major cities such as Fuzhou and Shenzhen to build an ideal sales network all over the country. Meanwhile, Fujian Tianfeihong will also introduce more wine products provided by famous wine manufacturers both at home and abroad to enrich its product line and balance its product structure which will help to meet personalized needs of its customers, enhance its ability to generate more revenue and increase its market share.

In terms of Fujian Tianfeihong’s long-term development strategy, the company will take advantage of its availability to locally planted loquat, introduce advanced manufacturing equipment and cooperate with organizations with leading brewing technology to build a manufacturing base with research, manufacturing and processing capacity, to build unique Tianfeihong Brand, and to produce more loquat wine products meeting market demand.

Fujian Tianfeihong aims at building its unique Tianfeihong Brand and will improve the functions of each department, to solve the issues of brand positioning, brand building and brand promotion to reach the goal. The company will also take measures to realize brand subdivision and extension.

Tianfeihong Company currently does not sell any wine products under the Tianfeihong Brand or any other company-owned brands and does not have any manufacturing capability. The location of Tianfeihong Company has natural advantage to plant loquat and there are many fruit wine manufacturing companies in the area. Currently the company does not manufacture products directly, but through cooperating with upstream company to acquire products sources, which results in the decrease in operating cost of the company.

MARKETS, SALES AND DISTRIBUTION

Fujian Tianfeihong will enhance its marketing and sales force by opening more company-owned stores and franchising stores in major cities such as Fuzhou and Shenzhen. At present, the company has 17 customers in total which are mainly chain supermarkets and wine terminal stores with good reputation in the region with 2 of them starting to cooperate with Fujian Tianfeihong since April 2013. As of today, the company has one company-owned stores selling products to wine consumers.

INTELLECTUAL PROPERTY

Fujian Tianfeihong does not have intellectual property as of today.

PROPERTIES

In June, 2009, Fujian Tianfeihong signed a lease contract with Tianzhang ZHU, pursuant to which, the company leased 599.26 square meters of the property located at 202, 2nd Floor, Taian Block, Licheng Road, Chengxiang District, Fujian Province for a consideration of $290,433 for a period from July 1, 2009 to June 30, 2017.

In September, 2009, Fujian Tianfeihong signed a lease contract with Fengrong ZHU, pursuant to which, the company leased the property located at 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province to be used as its principal executive office for a consideration of $71, 883 for a period from April 23, 2009 to April 22, 2014.

In September, 2009, Fujian Tianfeihong signed a lease contract with Zongyuan ZHU, pursuant to which, the company is entitled to use the property located at No. 1600, Tai’an Block, Licheng Road, Chengxiang District, Fujian Province for free during the period of October 18, 2012 to October 17, 2014.

REGULATION

Because our operating affiliate Fujian Tianfeihong is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Changshitong Consulting is considered a FIE and is directly held by our subsidiary in Hong Kong, Changshi Tongrong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Changshi Tongrong by Changshitong Consulting, but this treatment will depend on our status as a non-resident enterprise.

PRC M&A Rule, Circular 75 and Circular 638

On August 8, 2006, six Chinese government agencies, namely, the Ministry of Commerce, or MOFCOM, the State Administration for Industry and Commerce, or SAIC, the China Securities Regulatory Commission, or CSRC, the State Administration of Foreign Exchange, or SAFE, the State Assets Supervision and Administration Commission, or SASAC, and the State Administration for Taxation, or SAT, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, referred to as the “New M&A Rules”, which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of Chinese companies via acquisition and (2) are controlled directly or indirectly by Chinese companies and/or Chinese individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. Based on our understanding of current Chinese Laws and pursuant to a legal opinion issued by Jilin Changchun Law Firm, (i)  Changshitong Consulting was incorporated by a foreign investor and therefore has no Chinese shareholders; (ii) the share exchange between Fanwei Hengchang and the Company,  is between two offshore companies and is not deemed as a transaction to acquire equity or assets of a “Chinese domestic company” as defined under the New M&A Rules and (ii) no provision in the New M&A Rules clearly classifies the contractual arrangements between Changshitong Consulting and Fujian Tianfeihong as a type of transaction falling within the New M&A Rules.

The SAFE issued a public notice in October 2005, or the Circular 75, requiring Chinese residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of Chinese companies, referred to in the Circular 75 as special purpose vehicles, or SPVs. Chinese residents who are shareholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before June 30, 2006. Further, Chinese residents are required to file amendments to their registrations with the local SAFE branch if their SPVs undergo a material event involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions or long-term equity or debt investments.

Pursuant to the Circular 698, where a foreign investor transfers the equity interests of a Chinese resident enterprise indirectly via disposing of the equity interests of an overseas holding company, which we refer to as an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the competent tax authority of the Chinese resident enterprise. The Chinese tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid Chinese tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to Chinese withholding tax at the rate of up to 10%. Circular 698 also provides that, where a non-Chinese resident enterprise transfers its equity interests in a Chinese resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

INSURANCE

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

OUR EMPLOYEES

As of December 16, 2013, we had a total of 29 full-time employees including 5 managers.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled "Special Notes Regarding Forward-Looking Statements" immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to our Business

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations and have a material adverse effect on our financial condition, operating results and growth prospects.

Our success to date has been largely due to the contributions of our current management team, especially Chairman Zhiliang Fang. The continued success of our business is very much dependent on the experience of the members of our management team and the goodwill that they have developed in the industry to date. As a result, our continued success is dependent, to a large extent, on our ability to retain the services of our management team and key personnel. The loss of the services of any of our management team or key personnel due to resignation, retirement, illness or otherwise without suitable replacement or the inability to attract and retain qualified personnel would have a material adverse effect on our operations and may reduce our profitability and the return on your investment. We do not currently maintain key man insurance covering our key personnel.

Unilateral  rescission of agreement by suppliers could have an adverse effect on bur business, financial condition and growth prospects.

Notwithstanding we now retains good partnership with manufacturer suppliers, there is possibility that suppliers will not deliver products on schedule or will terminate the agreement unilaterally, which will cause adverse effect on our business.

Risk of rise in products’ purchasing price could adversely affect our business and the value of our securities.

Recently, due to an increase in the resident disposable income resulting from the fast economic development in the past few years, the overall demand in wine industry is also increasing. Take the white liquor as an example, the average cost price per kiloliter increased by 47.89% during the period of January 2010 and November 2010 and there was a faster increase in some branded and high-ended white liquor. During the festivals such as mid-autumn festival and spring festival, wine producers usually increase its market price, which will directly influence our purchasing price. If Fujian Tianfeihong does not respond to the increasing price by imparting the increased amount to its customers, the increased portion will become cost of sales and thereby reduce Fujian Tianfeihong’s profitability.

Product quality control could adversely affect our relationship with the customers, our business and the value of our securities.

The risks of product quality control are as followings:

Product quality control during production chain. As a distributor, Fujian Tianfeihong cannot control product quality during production chain. If the quality adversely affected by pollution of producer’s goods or flaws incurred during production process damage terminal consumers, the company’s brand reputation and sales amount will be adversely affected.

Product quality control during circulation. This means adulterated wine prevention. Although our company has established a rigorous supply chain and terminal control measures for adulterated wine prevention, due to the present limitation of the company’s informatization, we cannot conduct real time monitoring on the wine products, so there is no exclusion of individuals’ mingling adulterated wine behaviors driven by interests during circulation. The adulterated wine presents during circulation will adversely affect the company’s brand reputation.

Depending Upon Consumer Spending and Preferences
The success of the Company’s business depends upon a number of factors related to the level of consumer spending, including the general state of economy and consumer confidence in future economic conditions. Changes in consumer spending can affect both the quality and price level of wines that customers are willing to purchase. Reduced consumer confidence and spending may result in reduced demand for the Company’s proposed products, limitations and its ability to increase prices and increased selling and promotional expenses. A sudden and unexpected shift in consumer preferences for a reduction in sales of wine generally or in wine varieties of types could have a material adverse effect on Company’s proposed business, financial condition and results of proposed operations.

Competition
The wine industry is intensely competitive and highly fragmented. The Company’s intends to expand the market distribution channel, increase the number and scale of boutique store and cover blank market share to bring the established market sales network to a reasonable level and promote the operating performance and brand name in order to form good competitive advantage. The wine industry has also experienced significant consolidation in recent years and many of the Company’s competitors have significantly greater capital resources than the Company. The products distributed by the Company will also compete with popular-priced generic wines and with other alcoholic and nonalcoholic beverages, for shelf space in supermarkets and professional organization of alcohol drinks, many of which carry extensive brand portfolios.

Agricultural Issues
Our main business is distributing all kinds of fruit wine products which purchased from local or surrounding cities’ manufacturers, and then sell those wine products to long-term mass customization wine sales enterprises, supermarkets, hotels and other terminal distribution channels. Wine making and fruit growing are subject to a variety of agricultural risks. Various diseases and pests and extreme weather conditions can materially and adversely affect the quality and quantity of fruits available to the manufacturers, thereby materially adversely affecting the quality and supply of the Company’s proposed wines and consequently, its business, financial condition and results of operations. Future government restrictions regarding the use of certain materials used in the fruit growing and wine manufacturing may have a material adverse effect on costs and productions.

The fruit growing requires adequate water supplies. A substantial loss of fruits or growing fruits caused by inadequate water suppliers would have a material adverse effect on the Company’s proposed business, financial condition and results of operations.

Dependence on Distribution Network
Our wine products are sold to long-term mass customization wine sales enterprises, supermarkets, hotels and other terminal distribution channels. The poor performance of the Company’s major distributors or the Company’s inability to collect amounts receivable from its major distributors could have a material adverse effect on the Company’s proposed business, financial condition and results of operations.

Capital Requirements and Leverage
The wine industry is a capital-intensive business which requires substantial capital expenditures and working capital to develop and acquire wines and to improve and expand the business. The company projects the need for significant capital spending and increased working capital requirements over the next several years which will require additional financing.

Government Regulation
The wine industry is subject to extensive regulation by government agencies and local authorities. These regulations are laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. In addition, new regulations or requirements or increases in exercise taxes, income taxes, property and sales taxes and international tariffs, could materially adversely affect the financial results of the Company. The Company can provide no assurance that there will not be future legal or regulatory challenges to the industry, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Consumer Perception of Health Issues
While a number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, other studies conclude and suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could have a material adverse effect on the Company’s business, financial condition and results of operations.

Environmental Issues
The suppliers of the Company may use pesticides and other hazardous substances in the operation of its business. If hazardous substances are discovered on, or emanating from any of the supplier’s properties and their release presents a threat of harm to public health or the environment, the Company may be held strictly liable for the cost of remediation. Payment of such costs could have a material adverse effect on the Company’s business, financial condition and results of operations.

Quality Control; Operating Hazards
The Company’s and its suppliers’ proposed operations are subject to certain hazards and liability risks, such as potential contamination of ingredients or products. Contamination of any of the Company’s wines could result in the need for a product recall, which could significantly damage the Company’s reputation for product quality. The Company does not presently maintain insurance against such risks and insurance may not be available at a price or on terms satisfactory to the Company.

Dependence on Key Personnel
The Company’s success will depend in large part upon its ability to attract and retain services of a number of key employees. The inability to obtain or the loss of the services of one or more of the Company’s key personnel could have a material adverse effect on the Company. In addition, if one or more of the Company’s key employees resigns from the Company to join a competitor or to form a competing company, the loss of such personnel to any such competitor could have a material adverse effect on the Company’s proposed business, financial condition and results of operations. In the event of the loss of any such personnel, there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its trade secrets, practices or procedures by such personnel.

Fluctuations in exchange rates could adversely affect our business and the value of our securities

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Under the EIT Law, we may be classified as a ‘resident enterprise’ of China

Under the New Income Tax Law, enterprises established outside the PRC whose "de facto management bodies" are located in the PRC are considered "resident enterprises" and their global income will generally be subject to the uniform 25.0% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law (the "Implementation Regulations"), which define "de facto management bodies" as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a "resident enterprise" with its "de facto management bodies" located within the PRC if the following requirements are satisfied:

(i)	the senior management and core management departments in charge of its daily operations function mainly in the PRC;

(ii)	its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;

(iii)	its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and

(iv)	imore han half of the enterprise's directors or senior management with voting rights reside in the PRC.

Because the EIT Law, its implementing rules and the recent circular are relatively new, no official interpretation or application of this new "resident enterprise" classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as "tax-exempt income," we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new "resident enterprise" classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a "resident enterprise" by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim against a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in the PRC

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social environment.

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC government may impose restrictions on the amount of service fees that may be payable by municipal governments to wastewater and sludge treatment service providers. Also, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material adverse effect on our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our operations, financial condition, and business prospects.

A slowdown or other adverse developments in the PRC economy or other major economies all over the world may have a material adverse effect on our customers’ demand for our services and our business.

All of our revenues are currently generated in the PRC where all of our business operations are conducted. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. Moreover, China enjoys an export-oriented economy and it relies on external demand. The fruit wine distribution  industry in the PRC is growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for our products and services. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC or other major economies all over the world may materially reduce the demand for our products and services, which could have a material adverse effect on our business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth, which may have an adverse effect on our business operations and financial condition.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi, or RMB, into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay expenses and dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The fluctuation of RMB may materially and adversely affect your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could cause the RMB equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Because our principal assets are located outside of the United States and all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in the PRC.

All of our directors and officers reside outside of the United States. In addition, substantially all of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources.

Since the adoption of the “open door policy” in 1978 and the “socialist market economy” in 1993, the PRC government has been reforming and is expected to continue to reform its economic and political systems. Any changes in the political or economic policy of the PRC government may lead to changes in the laws and regulations or the interpretation of the same, as well as changes in the foreign exchange regulations, taxation and import and export restrictions, which may in turn adversely affect our financial performance. While the current policy of the PRC government seems to be one of imposing economic reform policies to encourage foreign investments and greater economic decentralization, there is no assurance that such a policy will continue to prevail in the future.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, including the manufacturing output of our customers, which, in turn, could adversely affect our results of operations, financial condition and business prospects.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the China’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We do not have liability business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early stage of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability, disruption insurance or any other forms of insurance coverage for our operations in China. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to make dividend and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the Foreign Exchange Registration for Oversea Investment and Return Investment by PRC resident

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Changshitong Consulting provides support and consulting services to Fujian Tianfeihong pursuant to the VIE Contractual Agreements.  Almost all economic benefits and risks arising from Fujian Tianfeihong’s operations are transferred to Changshitong Consulting under these agreements.  Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS – Contractual Arrangements with our Controlled Affiliate and its Shareholders” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of Changshitong Consulting or Fujian Tianfeihong;

●	imposing conditions or requirements in respect of the VIE Agreements with which Changshitong Consulting or Fujian Tianfeihong may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of Fujian Tianfeihong, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Fujian Tianfeihong, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Fujian Tianfeihong under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and currently generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Fujian Tianfeihong.  However, the VIE Agreements may not be as effective in providing us with control over Fujian Tianfeihong as direct ownership.  The VIE Agreements do not provide us with day-to-day control over the operations of Fujian Tianfeihong.  Under the current VIE arrangements, as a legal matter, if Fujian Tianfeihong fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Fujian Tianfehiong, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of the courts in the PRC.  If Fujian Tianfeihong or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Fujian Tianfeihong or its shareholders to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. Currently, all of our operations reside in the VIE which is required to pay our wholly owned subsidiary, Changshitong Consulting,  95% of the total annual net profit , as defined, plus a monthly consulting fee of RMB 10,000(U.S.$1,587.3).  We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher taxes liability, or cause other adverse financial consequences.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We conduct our operations through our consolidated affiliated Fujian Tianfeihong Wine, Co., Ltd. (hereinafter referred to as “Fujian Tianfeihong”).  Fujian Tianfeihong, founded in April 24, 2009, is primarily engaged in distributing all kinds of fruit wine including green plum wine, loquat wine, olive wine, pomegranate wine, etc to supermarkets and liquor stores. It is located at 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China.

Zenitech Corporation was incorporated in the state of Delaware on July 28, 2005. The Company was initially created to engage in the development, manufacture, distribution and marketing of environmentally friendly floral sleeves and wrappers for the floriculture industry. Since its inception and until the acquisition of Fanwei Hengchang, the Company was a development stage company without significant assets or any revenue. On August 1, 2013, the Company filed a certificate of amendment to its articles of incorporation to change its name from “Zenitech Corporation” to “China Tianfeihong Wine Inc.” (the “Name Change”) and to effect a 1 for 6  reverse stock split (the “Reverse Split”) of its outstanding shares of common stock.  Both the Name Change and the Reverse Split were approved by the FINRA. The Name Change and the Reserve Split went effective on August 12, 2013.  Upon the effectiveness of the Reverse Split, the number of outstanding shares of the Company’s common stock decreases from 14,380,266 to 2,396,680 shares. The number of authorized shares of common stock continues to be 80,000,000 shares.

Recent Developments

Acquisition of Fanwei Hengchang

On December 30, 2013, we completed a reverse acquisition transaction through a share exchange with the Fanwei Hengchang Shareholders, whereby we acquired 100% of the outstanding shares of Fanwei Hengchang in exchange for a total of 32,000,000 shares of our common stock, representing 93.03% of our issued and outstanding shares of common stock.  As a result of the reverse acquisition, Fanwei Hengchang became our wholly-owned subsidiary and the former Fanwei Hengchang Shareholders became our controlling stockholders. The share exchange transaction was treated as a reverse acquisition, with Fanwei Hengchang as the acquirer and the Company as the acquired party for accounting purposes. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Fanwei Hengchang and its consolidated subsidiaries and variable interest entity.

Immediately prior to the Share Exchange, the common stock of Fanwei Hengchang was owned by the following persons in the indicated percentages: FANG Zhiliang(12%); FANG Jinxiang(10%); FANG Lei(4%); FANG Meichun(4%); FANG Meihua(3%); HUANG Jinlan(3%); JI Meiyu(3%); LIN Xiumei(3%); YANG Yuanchun(3%); ZENG Fan(3%); ZENG Zhan(3%); ZENG Yuanyu(2%); ZHENG Mudan(2%); JIANG Ruitao(4.9%); JIANG Ruipeng(4.9%); LAI Weiyi(4.9%); WANG Dunchang(4.9%); JIANG Lihui(4.9%); TENG Li(4.9%);  CHEN Zhujun(4.9%); GUO Xiuli(4.9%); GAO Jian(4.8%); GAO Renlong (1%).

As a result of our acquisition of Fanwei Hengchang, we now own all of the issued and outstanding capital stock of Changshi Tongrong, which in turn owns all of the issued and outstanding capital stock Changshitong Consulting. In addition, we effectively and substantially control Fujian Tianfeihong through a series of captive agreements with Changshitong Consulting.

Fanwei Hengchang was established in the British Virgin Islands on May 29, 2013.  Changshi Tongrong was established in Hong Kong on August 10, 2012 to serve as an intermediate holding company with authorized shares of 10,000 at HK$ 1.00 per share. Changshitong Consulting was established by Changshi Tongrong as a wholly foreign owned enterprise (the “WFOE”) in the PRC on September 23, 2013.

Subsequent to the closing of the Share Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Fujian Tianfeihong.  Fujian Tianfeihong is primarily engaged in distributing all kinds of fruit wine including green plum wine, loquat wine, olive wine, pomegranate wine, etc to supermarkets and liquor stores. The Company is located in 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On November 26, 2013, prior to the reverse acquisition transaction, Changshitong Consulting and Fujian Tianfeihong and its shareholders Jinxiang FANG and Zhiliang FANG entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Fujian Tianfeihong became Changshitong  Consulting’s contractually controlled affiliate. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Changshitong Consulting and Fujian Tianfeihong pursuant to which Changshitong Consulting is to provide technical support and consulting services to Fujian Tianfeihong in exchange for (i) 95% of the total annual net profit of  Fujian Tianfeihong plus (ii) RMB10,000 per month (U.S.$1,587).

(2)
a Call Option Agreement among Zhiliang FANG and Jinxiang FANG (together referred to as “Fujian Tianfeihong Shareholders”), and Changshitong Consulting under which the  Fujian Tianfeihong  Shareholders have granted to Changshitong Consulting the irrevocable right and option to acquire all of the equity interests in Fujian Tianfeihong to the extent permitted by PRC law. If PRC law limits the percentage of Fujian Tianfeihong that Changshitong Consulting may purchase at any time, then Changshitong Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00 ($0.16) or the minimum price regulated by PRC laws if at that time there is any regulatory PRC laws regulating the minimum price. The Fujian Tianfeihong Shareholders agreed to refrain from taking certain actions which might harm the value of Fujian Tianfeihong or Changshitong Consulting’s option;

(3)
a Proxy Agreement by Zhiliang FANG, Jinxiang FANG, Changshitong Consulting and Fujian Tianfeihong pursuant to which they each authorize Changshitong Consulting to designate someone to exercise all of their shareholder decision rights with respect to Fujian Tianfeihong; and

(4)
a Share Pledge Agreement among Zhiliang FANG and Jinxiang FANG, Fujian Tianfeihong, and Changshitong Consulting under which the Fujian Tianfeihong Shareholders agree to pledge all of their equity in Fujian Tianfeihong to Changshitong Consulting to guarantee Fujian Tianfeihong’s and its shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

For accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.
There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of Changshitong Consulting or Fujian Tianfeihong;

●	imposing conditions or requirements in respect of the VIE Agreements with which Changshitong Consulting or Fujian Tianfeihong may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of Fujian Tianfeihong, and/or voiding the VIE Agreements.

Our ability to control Fujian Tianfeihong under the VIE Agreements may not be as effective as direct ownership. We conduct our business in the PRC and currently generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Fujian Tianfeihong.  However, the VIE Agreements may not be as effective in providing us with control over Fujian Tianfeihong as direct ownership.  The VIE Agreements do not provide us with day-to-day control over the operations of Fujian Tianfeihong.  Under the current VIE arrangements, as a legal matter, if Fujian Tianfeihong fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Fujian Tianfeihong, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●
Growth in the Chinese Economy - We operate our business in China and derive all of our revenues from sales wine to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our inventories and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. Concurrent with this growth, domestic demand for our products has also increased. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession.

●
Purchase price - Recently, due to an increase in the resident disposable income resulting from the fast economic development in the past few years, the overall demand in wine industry is also increasing. Take the white liquor as an example, the average cost price per kiloliter increased by 47.89% during the period of January 2010 and November 2010 and there was a faster increase in some branded and high-ended white liquor. During the festivals such as mid-autumn festival and spring festival, wine producers usually increase its market price, which will directly influence our purchasing price. If we do not respond to the increasing price by imparting the increased amount to its customers, the increased portion will become cost of sales and thereby reduce our profitability.

●
Customer spending and preferences - The success of the Company’s business depends upon a number of factors related to the level of consumer spending, including the general state of economy and consumer confidence in future economic conditions. Changes in consumer spending can affect both the quality and price level of wines that customers are willing to purchase. Reduced consumer confidence and spending may result in reduced demand for the Company’s proposed products, limitations and its ability to increase prices and increased selling and promotional expenses. A sudden and unexpected shift in consumer preferences for a reduction in sales of wine generally or in wine varieties of types could have a material adverse effect on our proposed business, financial condition and results of proposed operations.

●
Competition - The wine industry is intensely competitive and highly fragmented. We intend to expand the market distribution channel, increase the number and scale of boutique stores and gain more market share by establishing a reasonable market sales network, enhancing operating performance and building our brand in order to gain competitive advantage. The wine industry has also experienced significant consolidation in recent years and many of our competitors have significantly greater capital resources than us. The products distributed by us will also compete with popularly-priced generic wines and with other alcoholic and nonalcoholic beverages, for shelf space in supermarkets and professional alchohol drinks organizations, many of which carry extensive brand portfolios.

Results of Operations

Comparison of Years Ended August 31, 2013 and 2012 and Three Months Ended November 31, 2013 and 2012

The following table sets forth key components of our results of operations during the twelve months period ended August 31, 2013 and 2012, and the percentage changes between 2012 and 2013.

	August 31,	August 31,
	2013	2012	Change
	$	$	%

Sales	8,681,546	$6,470,510	$34%
Cost of Sales	(5,106,967)	(3,956,620)	29%
Gross profit	3,574,579	2,513,890	42%
Selling and marketing expenses	1,442,307	987,440	46%
General and administrative expenses	295,841	179,899	64%
Total operating expenses	1,738,148	1,167,339	49%
Income from operations	1,836,431	1,346,551	36%
Other income	11,941	8,520	40%
Income before provision for income taxes	1,848,372	1,355,071	36%
Provision for income taxes	468,033	340,002	38%
Net income	1,380,339	1,015,069	36%
Less: Non controlling interests	49,820	31,810	57%
Net income attributable to the company	1,330,519	983,259	35%
Other comprehensive income:	94,704	7,459	1170%
Total comprehensive income	1,425,223	990,718	44%

The following table sets forth key components of our results of operations during the three months period ended November 30, 2013 and 2012, and the percentage change between 2012 and 2013.

	November 30,	November 30,
	2013	2012	Change
	$	$	%

Sales	1,932,378	1,981,213	(2%)
Cost of Sales	(1,179,063)	(1,152,821)	2%
Gross profit	753,315	828,392	(9%)
Selling and marketing expenses	329,734	305,910	8%
General and administrative expenses	47,273	72,924	(35%)
Total operating expenses	377,007	378,834	0%
Income from operations	376,308	449,558	(16%)
Other income	3,502	2,284	53%
Income before provision for income taxes	379,810	451,842	(16%)
Provision for income taxes	94,625	112,647	(16%
Net income	285,185	339,195	(16%)
Less: Non controlling interests	9,375	12,206	(23%)
Net income attributable to the company	275,810	326,989	(16%)
Other comprehensive income:	32,756	13,395	145%
Total comprehensive income	308,566	340,384	(9%)

Sales. Our net sales increased to $8,681,546 for the year ended August 31, 2013 from $6,470,510 for the year ended August 31, 2012, representing a 34% increase. As we are wholesaler, the material factors affecting our sales are selling price and quantity. The average selling price per box of wine (fruit wine) increased to $44.13 for the year ended August 31, 2013 from $31.95 for the year ended August 31, 2012, representing a 38% increase. The reason for such an increase is mainly due to the change of customers’ preferences to products with better quality. However, the total quantity sold decreased to 196,707 boxes for the year ended August 31, 2013 from 202,548 boxes for the year ended August 31, 2012, representing a 3% decrease. Our average selling price per box decreased to $43.57 per box for the three months ended November 31, 2013 from $45.30 for the three months ended November 30, 2012. Although the total quantity of boxes sold increased to 44,403 from 43,801, our sales decreased to $1,932,378 for the three months ended November 30, 2013 from $1,981,213 for the three months ended November 30, 2012, representing a 2% decrease.

Cost of sales. Our cost of sales increased to $5,106,967 for the year ended August 31, 2013 from $3,956,620 for the year ended August 31, 2012, representing a 29% increase. Our cost of sales primarily comprised of the costs for wine purchase and VAT surcharge. The material reason for the increase in cost of sales is mainly due to the increased average purchasing price per box of wine. The average cost per box of wine increased to $25.79 for the year ended August 31, 2013 from $19.41 for the year ended August 31, 2012, representing a 33% increase. Our average cost per box of wine sold increased to $26.41 for the three months ended November 30, 2013 from $26.18 for the three months ended November 30, 2012. As the total quantity sold also increased, our cost of sales increased to $1,179,063 for the three months ended November 30, 2013 from $1,152,821 for the three months ended November 30, 2012, representing a 2% increase.

Gross profit. Our gross profit increased to $3,9574,579 for the year ended August 31, 2013 from $2,513,890 for the year ended August 31, 2012, representing a 42% increase, which yield a gross profit ratio of 41% and 39%, respectively. The 41% increase in gross profit is the result of our  increase in sales of 34% and increase in cost of sales of 29%. However, due to the decrease in our sales and increase in our cost of sales, our gross profit decreased to $753,315 for the three months ended November 30, 2013 from $828,392 for the three months ended November 30, 2012, which yield a gross profit ratio of 39% and 42%, respectively.

Selling expenses. Our selling expenses increased to $1,442,307 for the year ended August 31, 2013 from $987,440 for the year ended August 31, 2012, representing a 46% increase. Our selling expenses primarily comprised of transportation expense, gift expense, marketing expenses and any daily expenses incurred for sales function, such as salaries, travelling expenses, entertainment and rent, etc. To stimulate the terminal customer enter into the contract, Tianfeihong formulate policy with gifts as a marketing tool, which is, when the end customer contract reaches a certain amount, a certain amount of free goods will comes as a form of gifts, this fee is charged to marketing expenses.  Our transportation expenses increased to $368,581 for the year ended August 31, 2013 from $274,655 for the year ended August 31, 2012, representing an increase of $93,926 or 34%. Our gift expenses increased to $580,179 for the year ended August 31, 2013 from $456,170 for the year ended August 31, 2012, representing an increase of $124,009 or 27%. Comparing with the increase in our sales, the increase in our selling expenses is reasonable.

Our selling expenses increased to $329,734 for the three months ended November 30, 2013 from $305,910 for the three months ended November 30, 2012, representing 8% increase. The main reason caused such an increase is mainly due to the increase in our gift and marketing expenses. Our transportation expenses was stable which was $85,091 and $84,759, respectively, for the three months ended November 30, 2013 and 2012. Our gift expenses increased to $138,720 for the three months ended November 30, 2013 from $127,384 for the three months ended November 30, 2012, representing an increase of $11,336 and 9%.

General and administrative expenses. Our general and administrative (“G&A”) expenses increased to $295,841 for the year ended August 31, 2013 from $179,899 for the year ended August 31, 2012, representing a 64% increase. Our G&A expenses primarily comprised of official expenses, entertainment expenses, travelling expenses, depreciation expenses, rent and salaries, etc. Due to the increase in the size of our company, each type of G&A expense all increased and resulted in a 64% increase in total. However, our G&A expenses decreased to $47,273 for the three months ended November 30, 2013 from $72,924 for the three months ended November 30, 2012, representing a 35% decrease. The main reason caused such a decrease primarily due to the decrease in our travelling and entertainment expenses.

Other income. Our other income increased from $8,520 for the year ended August 31, 2012 to $11,941 for the year ended August 31, 2013. For the three months ended November 30, 2013, other income increased to $3,502 from $2,284 for the three months ended November 30, 2012. Other income comprised of bank interests only. Comparing with the increase in our bank saving, the increase in bank interests is reasonable.

Provision for income tax. Our provision for income tax increased to $468,033 for the year ended August 31, 2013 from $340,002 for the year ended August 31, 2012, representing a 38% increase. For the three months ended November 30, 2013, our provision for income tax decreased to $94,625 from $112,647 for the three months ended November 30, 2012, representing a 16% decrease. Our effective tax rate was the same as the statutory rate of 25% for the years ended August 31, 2013 and 2012.  Our tax filings for the calendar year ended December 31, 2012 were examined by the tax authorities in April 2013.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales which caused the improvement of our business performance.

Net income. After deducting the income tax, Fujian Tianfeihong reported net income of $1,380,339 and $1,015,069 for the years ended August 31, 2013 and 2012, respectively, and $285,185 and $339,195 for the three months ended November 30, 2013 and 2012, respectively. The entrusted management agreements assign to Changshitong Consulting only 95% of the net profit generated from Fujian Tianfeihong.  For that reason, we deducted a “non-controlling interest” of $49,820 and $31,810, respectively, and $9,375 and $12,206, respectively, before recognizing net income attributable to the Company on our Consolidated Statements of Operations and Comprehensive Income for the years ended August 31, 2013 and 2012, respectively, and for the three months ended November 30, 2013 and 2012, respectively.  After that deduction and taking into account the income and expenses incurred by the parent corporation, our net income attributable to the Company for the years ended August 31, 2013 and 2012 was $1,330,519 and $983,259, respectively, an increase of 35% and for the three months ended November 30, 2013 and 2012 was $275,810 and $326,989, respectively, a decrease of 16%..

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation. For the years ended August 31, 2013 and 2012, and for the three months ended November 30, 2013 and 2012, foreign currency translation adjustments of $94,704 and $7,459, respectively, and $32,756 and $13,395, respectively, have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Liquidity and Capital Resources

As of August 31, 2013, our working capital totaled $4,279,445, an increase of $2,081,092 since August 31, 2012.  The increase is approximately equal to our net income for the year ended August, 2013 plus the additional capital paid in, due to the fact that we have very little in fixed or intangible assets on our balance sheet and so record very little depreciation or amortization expense. Cash and cash equivalents represented almost 78% of our current assets at August 31, 2013.  As of November 30, 2013, our working capital totaled 4,607,449, an increase of $328,004 since August 31, 2013. This increase is also approximately equal to our net income for the three months ended November 30, 2013. Since our operations provided $1.44 and $0.31 million, respectively, in cash during the year ended August 31, 2013 and three months ended November 30, 2013, and have been cash flow positive, we believe that our liquid assets are adequate to finance our operations for the foreseeable future.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Twelve Months Ended August 31, 2013	Twelve Months Ended August 31, 2012

Net cash provided by (used in) operating activities	$1,443,575	$930,081
Net cash provided by (used in) investing activities	-	(104,564)
Net cash provided by (used in) financing activities	559,910	-
Effects of Exchange Rate Change in Cash	82,233	6,101
Net Increase in Cash and Cash Equivalents	2,085,718	831,618
Cash and Cash Equivalent at Beginning of the Period	1,908,784	1,077,166
Cash and Cash Equivalent at End of the Period	3,994,502	1,908,784

Cash Flow
(all amounts in U.S. dollars)

	Three Months Ended November 30, 2013	Three Months Ended November 30, 2012

Net cash provided by (used in) operating activities	$305,101	$187,014
Net cash provided by (used in) investing activities	-	-
Net cash provided by (used in) financing activities	-	554,568
Effects of Exchange Rate Change in Cash	21,413	21,558
Net Increase in Cash and Cash Equivalents	326,514	763,140
Cash and Cash Equivalent at Beginning of the Period	3,994,502	1,908,784
Cash and Cash Equivalent at End of the Period	4,321,016	2,671,924

Operating activities

Cash provided by operating activities was $1,443,575 for the year ended August 31, 2013, as compared to $930,081 for the year ended August 31, 2012. Our operations provided cash in excess of our net income for the year ended August 31, 2013 primarily as a result of the $159,653 decrease in our trade accounts payable and the $138,648 increase in our trade accounts receivable. There was no material change for other accounts. For the year ended August 31, 2012, the increase in our inventory caused a decrease of $209,655 in cash. The increase in accounts payable caused an increase in cash of $145,689. There was no material change for other accounts.  Cash provided by operating activities was $305,101 for the three months ended November 30, 2013, as compared to $187,014 for the three months ended November 30, 2012. Our cash provided by operating activities didn’t have material difference with our net income for the three months ended November 30, 2013. However, due to the increase in our trade accounts receivable and inventories as a total of $562,500 and the decrease in our trade accounts payable of $339,307, the net effect caused the material difference between our net income and net cash provided by operating activities for the three months ended November 30, 2012.

Investing activities

We didn’t have any investing activities for the year ended August 31, 2013, as compared to $104,564 cash used for purchasing fixed assets for the year ended August 31, 2012. The net book value of our fixed assets at August 31, 2013 was $104,054, reflecting the fact that our business activities do not need significant fixed assets.  Accordingly, unless we expand our business activities in the future, investing activities will involve similarly insignificant amounts of cash. We didn’t have any investing activities for the three months ended November 30, 2013 and 2012.

Financing activities

Cash provided by financing activities was $559,910 for the year ended August 31, 2013 which represented additional capital paid in of RMB 3,500,000 in October 2012. We don’t have any financing activity in the year ended August 31, 2012. Cash provided by financing activities was $0 and $554,568 for the three months ended November 30, 2013 and 2012. For the three months ended November 30, 2012, cash inflow of $554,568 also represented the additional capital paid in due to different exchange rate. Because of our ample cash position and the profitability of our operations, we do not anticipate incurring significant additional debt.  Therefore, our liquidity should be adequate to sustain the full implementation of our business plan for the foreseeable future.

Transfer of Cash

All of our sales are generated by Fujian Tianfeihong in the PRC, and 95% of the net income is then assigned to Changshitong Consulting. PRC regulations restrict the ability of our PRC subsidiary, Changshitong Consulting, to make dividend and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amount of said fund reaches 50% of its registered capital. Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

The Chinese government strictly regulates conversion of RMB into foreign currencies.  Currently, Fujian Tianfeihong and Changshitong Consulting may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Pursuant to applicable Chinese laws and regulations, foreign invested enterprises incorporated in China, such as Changshitong Consulting, are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, trade and service-related foreign exchange transactions, etc.) can be effected without requiring the approval of SAFE, but must be effected through authorized Chinese banks in accordance with regulatory procedures. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. Compliance with those procedural requirements can result in delays in obtaining foreign exchange, which could interfere with offshore activities by the Company, such as acquisitions, offshore investments, or the payment of dividends to the Company’s shareholders.

Chinese regulations also limit the ability of our parent company to transfer money into China, as needed to fund the operations of Fujian Tianfeihong.  If in the future, China Tianfeihong raises funds and wishes to utilize them in the operations of Fujian Tianfeihong, one of the following methods will have to be employed:

●
Acquisition.  China Tianfeihong could transfer capital to Fujian Tianfeihong by causing its Hong Kong subsidiary, Changshi Tongrong Limited, to apply to MOFCOM for approval of an acquisition of Fujian Tianfeihong by Changshi Tongrong Limited.  MOFCOM would approve such an acquisition only after a lengthy review process, and only if it determined that the price paid by Changshi Tongrong Limited for Fujian Tianfeihong represented a commercially fair price.

●
Joint venture.  If China Tianfeihong Wine, Inc. obtained capital that was less than the purchase price for Fujian Tianfeihong deemed acceptable by MOFCOM, Changshi Tongrong Limited could still inject the funds into Fujian Tianfeihong by complying with the provisions of the PRC Sino-Foreign Equity Joint Venture Law.  To accomplish this capital transfer, we would be required to apply to the Chinese government for approval to convert Fujian Tianfeihong into an equity joint venture, in which Changshi Tongrong Limited would be its equity joint venturer. If approved, Changshi Tongrong would then own a portion of the equity in Fujian Tianfeihong, and the VIE agreements between Fujian Tianfeihong and Changshitong Consulting would be modified accordingly to reduce the portion of net income payable by Fujian Tianfeihong to Changshitong Consulting.

We have no current plans for China Tianfeihong Wine, Inc. to fund Fujian Tianfeihong, and expect the VIE structure to remain in place for the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition or results of operations.

Critical Accounting Policies and Estimates

Principle of consolidation

The accompanying consolidated financial statements include the financial statements of Fanwei Hengchang Co., Ltd (BVI), its wholly-owned subsidiaries and variable interest entity. All significant inter-company accounts and transactions have been eliminated in consolidation. Changshitong Consulting has a contractual obligation to provide management services to Fujian Tianfeihong, and the management of the operations of Fujian Tianfeihong is carried out by the Company’s key personnel in fulfillment of that obligation. Changshitong Consulting also has a contractual obligation to reimburse Fujian Tianfeihong for any losses incurred as a result of the operations of Fujian Tianfeihong. Through the Proxy Agreement, Changshitong Consulting has also obtained the power to direct activities of Fujian Tianfeihong that could most significantly impact its economic performance.  As a result, Changshitong Consulting shall be deemed to have controlling financial interest in Fujian Tianfeihong.

Use of estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and cash equivalents
For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts receivable
The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.

Advances to Suppliers
Advances to suppliers represent the cash paid in advance for purchasing of inventory items from suppliers. The advance payments are meant to ensure preferential pricing and delivery.

Inventories
Inventories are valued at the lower of cost (determined on actual cost basis) or net realizable value. The management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower than the cost.

Property, plant and equipment
Property, plant and equipment are stated at cost. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets as follows:

Building and building improvements	30 years
Operation equipment	15 years
Vehicles	4 years
Electricity equipment	5 years
Office equipment and furniture	5 years

Long-lived assets
The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Revenue recognition
The Company’s revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin No. 104 (“SAB 104”). The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured. The Company recognizes revenue for product sales upon transfer of title to the customer. Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement. Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered. The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

The Company has no product return or sales discount allowance because service rendered and accepted by customers are normally not returnable and sales discount is normally not granted after service is rendered.

The Company recognizes gift sample products as selling expense in compliance with FASB ASC 650-45-1: when a vendor may give a customer a sales incentive or other consideration, a cost incurred by the vendor for assets or services received from the customer and therefore characterized as a cost or expense when recognized in the vendor’s income statement.

Cost of Goods Sold
Cost of goods sold consisted of product costs.

Shipping Costs
Shipping cost was undertaken by the Company and recorded in General and administrative expenses.

Income taxes
The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Foreign currency translation
The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, the Company translates the subsidiaries' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

Statement of cash flows
In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Recent accounting pronouncements
In July 2012, FASB issued an amendment (ASU No. 2012-02) to Intangibles–Goodwill and Other (ASC Topic 350). In accordance with the amendments in this Update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this guidance had no impact on our consolidated financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.”  This ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this guidance requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. For public entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the guidance is effective prospectively for reporting periods beginning after December 15, 2013.  Early adoption is permitted.  The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated statements.

Advertising Costs
The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.

Comprehensive Income
The Company has adopted FASB ASC Topic 220, “Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income included net income and foreign currency translation adjustments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 30, 2013, after giving effect to the Fanwei Hengchang Acquisition, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 34,396,680 shares of Common Stock outstanding as of December 30, 2013.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 1849 Licheng Middle Avenue, Longqiao Street, Chengxiang District, Putian City, Fujian Province, China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Officers and Directors
Zhiliang FANG	5,756,667	16.7%
Zhujun CHEN	1,568,000	4.56%
Ruitao JIANG	1,568,000	4.56%
Lirong Zheng
All directors and executive officers as a group (4 persons)	8,892,667	25.82%
5% Shareholders
None.

(1)
Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 34,396,680 shares of Common Stock issued and outstanding as of December 30, 2013.

Changes in Control

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, and position of such officers. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified

Name	Age	Position(s)
Zhiliang FANG	55	Chairman of the Board and Chief Executive Officer
Ruitao JIANG	42	Director
Zhujun CHEN	35	Director
Lirong ZHENG	44	Chief Financial Officer, Secretary and Treasurer

Mr. Zhiliang Fang, age 55, serves as our Chief Executive Officer and Chairman of the Board. Mr. Fang worked in the business department of Food Bureau in Putian City, Fujian Province from 1982 to 1992. He served as the deputy general manager and sales manager of Fujian Putian Liyuan Machinery C., Ltd from 1992 to 1995 and manager of Putian Qiusi Fruit Plant from 1995 to 1997. Mr. Fang served as the manager of Changtai Tianbian Fruit Plant in Chengxiang District of Putian City from 1997 to 2005 and vice-president of Putian Loquat Wine Industry Co., Ltd. from 2005 to 2009. Mr. Fang served as the Chairman and Chief Executive Officer of Fujian Tianfeihong Wine Co., Ltd. since 2009 until president. Mr. Fang received associate degree from Fujian Guobo TV University in 1988.

Mr. Ruitao Jiang, age 42, serves as our director. Mr. Jiang served as executive of Xiamen Meilihua Grand Hotel from 1994 to 1996 and served as manager in Fujian branch office of Guizhou Cantonese Cuisine Group from 1997 to 1999. Mr. Jiang served as general manager in Southwest region of Yunan Branch Office of Fuzhou Shenshi Company from 2000 to 2008 and general manager of Hong Kong Shennuoqi Investment Company from 2009 to 2011. Mr. Jiang served as director of Fujian Tianfeihong Wine Co., Ltd. since 2012 until now. Mr. Fang received bachelor degree in accounting and finance from accounting school of Fujian Province in 1993.

Mr. Zhujun Chen, age 35, serves as our director. Mr Chen served as executive in Henan Huike Electronics Ltd. from 2001 to 2005 and served as partner of Zhengzhou Zhongcheng Science and Technology Ltd. from 2006 to 2009. Mr. Chen served as director and assistant president of Yongjia Investment Holding (Hong Kong) Ltd. from 2009 to 2011 and served as director of Fujian Tianfeihong Wine Co., Ltd. from 2012 until now. Mr. Chen received degree in computer from Henan College of Information Engineering in 2001.

Ms. Lirong Zheng, age 44, serves as our Chief Financial Officer and Secretary. Ms. Zheng served as finance Manager of Putian Qiusi Fruit Plant from 1993 to 1997 and finance manager of Changtai Tianbian Fruit Plant in Chengxiang District of Putian City from 1997 to 2005. Ms. Zheng served as accountant of Putian Loquat Wine Industry Co., Ltd. from 2005 to 2009 and served as Chief Financial Officer of Fujian Tianfeihong Wine Co., Ltd. since 2009 until now. Ms. Zheng received bachelor degree in accounting from Putian College in 1993.

Family Relationships

Jinxiang FANG is the wife of Zhiliang FANG and Lei FANG is the son of Zhiliang FANG.

Corporate Governance

Board Committees

Our organizational documents authorize a board of not less than one member. Prior to the consummation of the Exchange Agreement we had three directors. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for Fujian Tianfeihong given its stage of operations. In connection with the Exchange Agreement, we established a board of directors with three members. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

Involvement in Certain Legal Proceedings

Over the past ten years, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a future’s commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth in U.S. dollars information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered to Fujian Tianfeihong in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000. All the officers were paid by Fujian Tianfeihong in RMB and the amounts reported in this table have been converted from Renminbi to U.S. dollars based on the December 13, 2013conversation rate of RMB 6.115.

Name and Principal Position	Year	Salary ($)		All Other Compensation ($)	Total ($)
Zhiliang FANG, Chief Executive Officer and Chairman	2013(1)		$11,897	$0		$11,897
	2012(1)		$10,520	$0		$10,520
Ruitao JIANG, Director	2013(2)	$		$0	$
	2012(2)	$		$0	$
Zhujun CHEN, Director	2013(3)	$		$0	$
	2012(3)	$		$0	$
Lirong Zheng, Chief Financial Officer	2013(4)		$3,914	$0		$3,914
	2012(4)	$		$0	$

(1)	Represents compensation paid by Fujian Tianfeihong for the years ended August 31, 2013 and 2012. Mr. FANG has served as director of Fujian Tianfeihong since 2009.
(2)	Represents compensation paid by Fujian Tianfeihong for the years ended August 31, 2013 and 2012. Mr. JIANG has served as director of Fujian Tianfeihong since 2012 .
(3)	Represents compensation paid by Fujian Tianfeihong for the years ended August 31, 2013 and 2012. Mr. CHEN has served as director of Fujian Tianfeihong since 2012.
(4)	Represents compensation paid by Fujian Tianfeihong for the years ended August 31, 2013 and 2012. Ms. Li Rong ZHENG has served as Chief Financial Officer of Fu Jian Tianfeihong since March 1, 2013.

Employment Agreements

The Company does not have any employment agreements with any of its directors or executive officers.  Fujian Tianfeihong, our operating affiliate, has employment agreements with our Chief Executive Officer and Chairman of the Board, Mr. Zhiliang FANG and Chief Financial Officer, Lirong ZHENG. Fujian Tianfeihong, our operating affilicate, does not have employment agreements with Ruitao JIANG and Zhujun CHEN.

Prior to our reverse acquisition of Fanwei Hengchang, Fujian Tianfeihong, our operating affiliate was a private limited liability company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.  In addition, each employee is required to enter into an employment agreement.  Accordingly, all our employees, including management, have executed our employment agreements.  Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.

Mr. Zhiliang FANG’s employment agreement provides for a monthly salary of RMB 7,000 (approximately $1,145). The term of the employment contract is three years from April 1, 2012 to March 31, 2015.

Lirong ZHENG’s employment agreement provides for a monthly salary of RMB 4,500 (approximately $711).   The term of the employment contract is three years from March 1, 2013 to February 29, 2016.

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreements, we currently do not provide other benefits to the officers at this time. Other than government severance payments, our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

PRC employment law requires an employee be paid severance pay based on the number of years worked with the employer at the rate of one month’s wage for each full year worked.  Any period of more than six months but less　than one year shall be counted as one year.　The severance pay payable to an employee for any period of less than　six months shall be one-half of his monthly wages. The monthly salary mentioned above is defined as the average salary of 12 months before revocation or termination of the employment contract.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Grants of Plan-Based Awards

During the year ended August 31, 2013 and 2012, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended August 31, 2013 and 2012, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended August 31, 2013 and 2012.  There are currently no outstanding awards as of August 31, 2012.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

As of March 31, 2013, the Company was indebted to Hong Yang, the former president of the company, for $91,125 for advances to pay expenses. These amounts are due on demand and have no stated interest rate.  This related party advances were paid to the former President in full upon closing of the change of control transaction of the Company on June 28, 2013.

As of September 30, 2013, the Company was indebted to Zhiliang Fang, the new president and CEO of China Tianfeihong, for $6,846.34, for expenses paid on behalf of the Company. The amounts are due on demand and have no stated interest rate. The amount will be paid in the next year.

For the nine months ended September 30, 2013 we received $43,225 from financing activities, all of which was in the form of funds from related parties. For the same period in our prior fiscal year we received $32,030 from financing activities, all of which was in the form of funds from related parties. From our inception on July 28, 2005 to September 30, 2013 we received net cash of $229,167 from financing activities, including $106,053 in proceeds from the issuance of our common stock and $123,114 net borrowing from related parties.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedures related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

We did not have any promoters at any time during the past five fiscal years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, operating results, or cash flows.
MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our securities are currently eligible for trading on the OTCBB under the symbol "TFHW" There is presently no public market for our common stock. We can provide no assurance that a public market will materialize or if a public market develops, that it will be maintained.

Holders

As of December 30, 2013, there were approximately 23 stockholders of record of our common stock.

Dividends

Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Please refer to the section "Risk Factors — Risks Related to Doing Business in China.

Furthermore, our present PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. "Risk Factors — Risks Related to Doing Business in China.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

On December 30, 2013, we issued a total of 32,000,000 shares of common stock to the former Fanwei Hengchang Shareholders named below in exchange for all the capital stock the former Fanwei Hengchang Shareholders held in Fanwei Hengchang in connection with the Fanwei Hengchang Acquisition:

Name	Number of Shares
Zhiliang Fang	3,840,000
Jinxiang Fang	3,200,000
Ruitao Jiang	1,568,000
Ruipeng Jiang	1,568,000
Weiyi Lai	1,568,000
Dunchang Wang	1,568,000
Lihui Jiang	1,568,000
Li Teng	1,568,000
Zhujun Chen	1,568,000
Xiuli Guo	1,568,000
Jian Gao	1,536,000
Lei Fang	1,280,000
Meichun Fang	1,280,000
Meihua Fang	960,000
Jinlan Huang	960,000
Meiyu Ji	960,000
Xiumei Lin	960,000
Yuanchun Yang	960,000
Fan Zeng	960,000
Zhan Zeng	960,000
Yuanyu Zeng	640,000
Mudan Zheng	640,000
Renlong Gao	320,000
Total	32,000,000

These shares were issued in an “off-shore” transaction exempt from the registration requirements of the Securities Act under Rule 903 of Regulation S of the Securities Act. None of the former Fanwei Hengchang Shareholders is a "US Person" (as defined in Rule 902 of Regulation S), the Company did not employ any “directed selling efforts” in connection with the acquisition, and each of the certificates representing the shares issued to the former Fanwei Hengchang Shareholders was endorsed with restrictive legends consistent with the exemption provided by Regulation S.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of $0.0006 par value per share common stock and 20,000,000 shares of $0.0001 par value per share preferred stock. Currently, no preferred shares are issued and outstanding.

Common Stock

We are authorized to issue up to 80,000,000 shares of $0.0006 par value per share and 20,000,000 shares of $0.0001 par value per share preferred stock. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar rights to purchase or subscribe for any additional securities issued by us, is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer, located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the by-laws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the Board of Directors.

In addition, certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by law. We believe that these indemnification provisions are useful to attract and retain qualified directors and executive officers.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired filed herewith are the following:

1.	Audited consolidated financial statements of Fanwei Hengchang Co., Ltd (BVI) and Subsidiaries for the fiscal years ended August 31, 2013 and 2012.

2.	Unaudited consolidated financial statements of Fanwei Hengchang Co., Ltd (BVI) and Subsidiaries for the three months ended November 30, 2013 and 2012.

(b)           Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of the Company and its subsidiaries for the fiscal year ended August 31, 2013.

(d)           Exhibits

Exhibit No.	Description
2.1
Share Purchase Agreement dated as of June 26, 2013(the “Agreement”), by and among Hong YANG (the “Seller”), Zenitech Corporation,  a Delaware corporation(the “Company”), and Zhiliang FANG(the “Purchaser”) (1)

2.2	Share Exchange Agreement dated as of December 30, 2013, by and among China Tianfeihong, Fanwei Hengchang and Fanwei Hengchang’s shareholders
3.1	Articles of Incorporation of the Company (2)
3.2	Bylaws of the Company.(2)
3.3	Certificate of Amendment of Certificate of Incorporation of the Company (3)
5.1	Legal Opinion of Jilin Changchun Law Firm, the PRC counsel (3)
10.1	Exclusive Technical Service and Business Consulting Agreement dated November 26, 2013 by and between Fujian Tianfeihong and Changshitong Consulting (3)
10.2	Call Option Agreement dated November 26, 2013by and among Changshitong Consulting, Zhiliang FANG and Jinxiang FANG (3)
10.3	Proxy Agreement dated November 26, 2013by and among Changshitong Consulting, Fujian Tianfeihong, Zhiliang FANG andJinxiang FANG (3)
10.4	Share Pledge Agreement dated November 26, 2013by and among Changshitong Consulting, Zhiliang FANG, Jinxiang FANGand Fujian Tianfeihong (3)
10.5	Employment Agreement dated April 1, 2012 by and between Fujian Tianfeihong and Zhiliang FANG (3)
10.6	Employment Agreement dated March 1, 2013 by and between Fujian Tianfeihong and Lirong ZHENG (3)
10.7	Form of Supply Agreement between Fujian Tianfeihong and Suppliers (3)
10.8	Form of Purchase Agreement between Fujian Tianfeihong and Purchasers (3)
16.1	Letter from Malone Bailey LLP*
99.1
Audited consolidated financial statements of Fanwei Hengchang Co., Ltd (BVI) and Subsidiaries as of and for the fiscal years ended August 31, 2013 and 2012 and the unaudited consolidated financial statements as of and for the three months ended November 30, 2013 and 2012.*

99.2	Pro forma financial information*

* Filed herewith.

(1)	Incorporated by reference to Exhibit 2.1 to Share Purchase Agreement filed with the SEC on June 28, 2013
(2)	Incorporated by reference to Exhibit 3.2 and Exhibit 3.3 to the S-1 Registration Statement filed with the SEC on September 20, 2010
(3)	Incorporated by reference to the 8-k filed with the SEC on December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Tianfeihong Wine Inc

Date: March 24, 2014	/s/ Zhiliang FANG
Zhiliang FANG
Chief Executive Officer